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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our reports included in American Residential Services, Inc.'s ("ARS") Annual Report on Form 10-K for the year ended December 31, 1996, and ARS' Current Report on Form 8-K dated December 8, 1997, (and to all references to our firm) included in or made a part of ARS' Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (No. 333-27785).


ARTHUR ANDERSEN LLP


Houston, Texas
December 18, 1997